Exhibit 99.48

858 Beatty Street Suite 501 Vancouver, B.C. Canada V6B 1C1 Phone: (604) 895-2700 www.westfraser.com

West Fraser Timber Co. Ltd. (“WFT”) -

Dividend Notice

VANCOUVER, BC, Dec. 8, 2020 /CNW/ - The Board of Directors of West Fraser Timber Co. Ltd. (“West Fraser” or the “Company”) (TSX: WFT) has declared a quarterly dividend of $0.20 per share on the Common shares and Class B Common shares in the capital of the Company, payable on January 12, 2021 to shareholders of record on December 29, 2020.

Dividends are designated to be eligible dividends pursuant to subsection 89(14) of the Income Tax Act (Canada) and any applicable provincial legislation pertaining to eligible dividends.

West Fraser is a diversified wood products company producing lumber, LVL, MDF, plywood, pulp, newsprint, wood chips, other residuals and energy with facilities in western Canada and the southern United States.

SOURCE West Fraser Timber Co. Ltd.

View original content: http://www.newswire.ca/en/releases/archive/December2020/08/c8728.html

%SEDAR: 00002660E

For further information: Chris Virostek, Vice-President, Finance and Chief Financial Officer, (604) 895-2700, www.westfraser.com

CO: West Fraser Timber Co. Ltd.

CNW 17:00e 08-DEC-20